UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2007

ENCOMPASS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-82608	95-4756822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

1005 Terminal Way, Suite 110, Reno NV 89502-2179
(Address of principal executive offices) (Zip Code)

(775) 324-8531
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Company announces today the resignation of James F. Abel, III as corporate secretary and as a director. Mr. Abel has also resigned as an officer and a director of Aqua Xtremes, Inc,; Xtreme Engines, Inc.; and Rotary Engine Technology, Inc., subsidiaries of the Company.

The Company announces that  at the annual meeting of shareholders held July 25, 2007,  the following individuals were elected to serve as directors:

Leslie I. Handler
Murray Goldenberg
J. Scott Webber
Larry Cooper

Following the annual shareholder meeting, the new directors appointed the following officers:

Leslie I. Handler     President
J. Scott Webber      Chief Executive Officer
Larry Cooper    Secretary and Chief Technology Officer
Murray Goldenberg    Treasurer

The Company’s  former CEO, Arthur N. Robins, was appointed Chief Executive Officer-Emeritus. Mr. Robins will have special limited duties and responsibilities on behalf of the Company as determined from time to time by the Board of Directors. Mr. Robins will also not be reappointed as CEO of the Company’s various subsidiaries.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant hasduly caused this report to be signed on its behalf by the undersigned hereunto dulyauthorized.

Encompass Holdings, Inc.

Dated: July 25, 2007	By:	/s/ Leslie I. Handler
President